UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2007

CITADEL BROADCASTING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-31740	51-0405729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal Executive Offices, Including Zip Code)

(702) 804-5200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2007, Citadel Broadcasting Corporation (“Citadel”) entered into an indemnification agreement (the “Indemnification Agreement”) with Thomas Reifenheiser in connection with his election to Citadel’s Board of Directors (the “Board”). The Indemnification Agreement provides for Citadel to indemnify Mr. Reifenheiser for certain expenses and liabilities that may arise in connection with his service as a director, as described in such Indemnification Agreement. A copy of the Indemnification Agreement is filed herewith as Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As of November 30, 2007, the Board elected Thomas Reifenheiser to the Board to serve as a Class II director to fill the vacancy created by Katherine Brown’s resignation. Mr. Reifenheiser’s term will expire on the date of Citadel’s annual meeting of shareholders in 2008 or when his successor has been elected and has qualified. Citadel issued a press release announcing Mr. Reifenheiser’s election to the Board on December 4, 2007, which is filed herewith as Exhibit 99.1.

Mr. Reifenheiser will be compensated for his service as a director in accordance with Citadel’s standard compensation arrangements for directors who are not employees of Citadel or general partners of Forstmann Little & Co. as described in the Current Report on Form 8-K that Citadel filed with the Securities and Exchange Commission on May 26, 2006.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Indemnification Agreement, dated November 30, 2007.

99.1	Press Release issued by Citadel Broadcasting Corporation, dated December 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: December 4, 2007	By:	/S/ PATRICIA STRATFORD
Name: Patricia Stratford Title: Senior Vice President - Finance and Administration